   As filed with the Securities and Exchange Commission on November 13, 2001

                                                          REGISTRATION NO. 333 -

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                            ERGO SCIENCE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                    04-3565746
       (STATE OR OTHER JURISDICTION                      (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

                               790 TURNPIKE STREET
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 689-0333
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

   ERGO SCIENCE CORPORATION 2001 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK PLAN ERGO SCIENCE CORPORATION AMENDED AND RESTATED 1995 LONG-TERM INCENTIVE PLAN
      ERGO SCIENCE CORPORATION STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
              AMENDED AND RESTATED STOCK OPTION OF ALBERT H. MEIER
                          STOCK OPTION OF DAVID R. BURT

                                  DAVID R. BURT
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            ERGO SCIENCE CORPORATION
                               790 TURNPIKE STREET
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 689-0333
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                 Proposed           Proposed
                                                  maximum            maximum
         Title of              Amount to be    offering price        aggregate           Amount of
securities to be registered    registered(1)    per share(2)      offering price(2)   registration fee
                               =============   ==============     =================   ================
------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value        214,375       -----          $2,422,677.50          $605.67
Common Stock, $.01 par value      1,572,500       $2.06          $3,239,350.00          $809.84

Total                             1,786,875                                             $1,415.51(3)
                                  =========                                            ============
======================================================================================================


(1) The number of shares of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), stated above consists of (i) an aggregate of 214,375 shares which may be sold upon the exercise of options which have been granted under the Registrant's 2001 Employee, Director and Consultant Stock Plan, Stock Option Plan for Non-Employee Directors, Amended and Restated 1995 Long-Term Incentive Plan, Amended and Restated Stock Option of Albert H. Meier and Stock Option of David R. Burt (collectively, the "Plans"), and (ii) an additional 1,572,500 shares of Common Stock which may be sold upon the exercise of options which may be granted under the Plans. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of the Common Stock.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h)(1) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the maximum offering price is the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the exercise price of which is therefore unknown, pursuant to the provisions of Rule 457(c) under the Securities Act, the fee is calculated on the basis of the average of the bid and asked prices per share of the

     Common Stock on the NASD's OTC Bulletin Board as of a date (November 12,
     2001) within five business days prior to filing this Registration
     Statement.

(3) Pursuant to Rule 457(p) under the Securities Act, the registration fee shall be offset by an aggregate of $2,494.72 representing fees paid by a registrant to which the Registrant is a successor within the meaning of Rule 405 under the Securities Act in connection with an offering which was terminated without any securities being sold as follows: $2,222.77 was paid in connection with the Registration Statement on Form S-8 (Commission File No. 333-41791).

                                EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (filing date April 2, 2001);

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001(filing date May 15, 2001);

     (c) The Registrant's Current Report on Form 8-K filed on May 29, 2001;

     (d) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001(filing date August 14, 2001);

     (e) The Registrant's Amended Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2001(filing date August 14, 2001);

     (f) The Registrant's Current Report on Form 8-K filed on October 19, 2001);

     (g) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-26988) filed under the Securities Exchange Act of 1934 (filing date October 16, 1995), including any amendment or report filed for the purpose of updating such description; and

     (h) The description of the Common Stock contained in the Registrant's Registration Statement on Form S-4 (File No. 333-69172) filed under the Securities Act of 1933, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Incorporated by reference to the Registrant's Registration Statement on Form S-4, File No. 333-69172.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
 NUMBER   DESCRIPTION

 4.1 Form of Common Stock Certificate (filed as Exhibit 4.1 to the Registrant's Registration Statement filed on Form S-4, File No. 333-69172, and incorporated herein by reference).

 4.2 Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, File No. 333-69172, and incorporated herein by reference).

 4.3 By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-4, File No. 333-69172, and incorporated herein by reference).

 5 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

23.2      Consent of PricewaterhouseCoopers LLP.

24 Power of Attorney appointing David R. Burt to sign and file amendments hereto (included on the signature page of this Registration Statement)

99.1 Ergo Science Corporation 2001 Employee, Director and Consultant Stock Plan (filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-4, File No. 333-69172, and incorporated herein by reference).

99.2      Ergo Science Corporation Stock Option Plan for Non-Employee Directors.

99.3      Ergo Science Corporation Amended and Restated 1995 Long-Term Incentive
          Plan.

99.4 Amended and Restated Option Agreement, dated October 12, 1993, between Ergo Science Incorporated and Albert H. Meier, Ph.D.; First Amendment to Amended and Restated Option Agreement, dated April 27, 1995, among the Registrant, Ergo Science Incorporated and Albert H. Meier, Ph.D.; and Second Amendment to Amended and Restated Option Agreement, dated November 6, 1995, between the Registrant and Albert H. Meier, Ph.D.

99.5 Option Agreement, dated March 1, 1993, between Ergo Science Incorporated and David R. Burt; First Amendment to Option Agreement, dated April 27, 1995, among the Registrant, Ergo Science Incorporated and David R. Burt; Second Amendment to Option Agreement, dated October 6, 1995, between the Registrant and David R. Burt; and Third Amendment to Option Agreement, dated November 6, 1995, between the Registrant and David R. Burt.

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Andover, Massachusetts on November 13, 2001.

                            ERGO SCIENCE CORPORATION

                                       BY /s/ David R. Burt
                                         --------------------------------------

                                         David R. Burt
                                         Chairman, President,
                                         Chief Executive Officer and Secretary

Each person whose signature appears below constitutes and appoints David R. Burt, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Ergo Science Corporation, or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON NOVEMBER 13, 2001.


  SIGNATURE                                            TITLE


  /s/ David R. Burt              Director, Chairman of the Board, President,
  --------------------------     Chief Executive Officer and Secretary
  David R. Burt                  (principal executive officer)



  /s/ J. Richard Crowley         Controller (principal accounting officer)
  --------------------------
  J. Richard Crowley


  /s/ William T. Comfort III     Director
  --------------------------
  William T. Comfort III


  Charles E. Finelli             Director
  --------------------------
  Charles E. Finelli


                                 Director
  --------------------------
  J. Warren Huff


  Thomas F. McWilliams           Director
  --------------------------
  Thomas F. McWilliams

                            ERGO SCIENCE CORPORATION

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

                                                                                 SEQUENTIALLY
EXHIBIT                                                                            NUMBERED
NUMBER    DESCRIPTION                                                                PAGE
------    -----------                                                            ------------
 4.1      Form of Common Stock Certificate (filed as Exhibit 4.1 to the
          Registrant's Registration Statement filed on Form S-4, File No.
          333-69172, and incorporated herein by reference).

 4.2      Amended and Restated Certificate of Incorporation of the Registrant
          (filed as Exhibit 3.1 to the Registrant's Registration Statement on
          Form S-4, File No. 333-69172, and incorporated herein by reference).

 4.3      By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant's
          Registration Statement on Form S-4, File No. 333-69172, and incorporated herein by reference).

 5 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1      Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
          (included in opinion of counsel filed as Exhibit 5).

23.2      Consent of PricewaterhouseCoopers LLP.

24 Power of Attorney appointing David R. Burt to sign and file amendments hereto (included on the signature page of this Registration Statement)

99.1      Ergo Science Corporation 2001 Employee, Director and Consultant Stock
          Plan (filed as Exhibit 10.3 to the Registrant's Registration Statement on Form S-4, File No. 333-69172, and incorporated herein by reference).

99.2      Ergo Science Corporation Stock Option Plan for Non-Employee Directors.

99.3      Ergo Science Corporation Amended and Restated 1995 Long-Term Incentive
          Plan, as amended.

99.4      Amended and Restated Option Agreement, dated October 12, 1993, between
          Ergo Science Incorporated and Albert H. Meier, Ph.D.; First Amendment to Amended and Restated Option Agreement, dated April 27, 1995, among the Registrant, Ergo Science Incorporated and Albert H. Meier, Ph.D.;
          and Second Amendment to Amended and Restated Option Agreement, dated
          November 6, 1995, between the Registrant and Albert H. Meier, Ph.D.

99.5      Option Agreement, dated March 1, 1993, between Ergo Science
          Incorporated and David R. Burt; First Amendment to Option Agreement, dated April 27, 1995, among the Registrant, Ergo Science Incorporated and David R. Burt; Second Amendment to Option Agreement, dated October
          6, 1995, between the Registrant and David R. Burt; and Third Amendment to Option Agreement, dated November 6, 1995, between the Registrant and David R. Burt.